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                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 1,975,000 shares of ARDIS Telecom & Technologies, Inc. common stock issuable pursuant to its Amended Stock Option Plan and certain compensation contracts, of our report dated January 20, 1999, with respect to the consolidated financial statements of ARDIS Telecom & Technologies, Inc. included in the Annual Report (Form 10-K/A) for the year ended October 31, 1998.


                                          /s/  KING GRIFFIN & ADAMSON P.C.
                                          ____________________________________
                                          KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
September 1, 1999